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                                                             EXHIBIT 23.1






                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial, Operating and Pro Forma Data" and "Experts" and to the use of our report dated February 15, 1996 (except for notes 10 and 16 as to which the date is June 5, 1996) in the first amendment to the Registration Statement (Form S-1 No. 333-13731) and related Prospectus of Sunrise Assisted Living, Inc. for the registration of 5,000,000 shares of its common stock.



                                                  /s/ Ernst & Young LLP

                                                  Ernst & Young LLP

Washington, D.C.
October 22, 1996